Exhibit 99.1

COMPANY:	Perma-Pipe International Holdings, Inc.
CONTACT:	Saleh Sagr, President and CEO

Perma-Pipe Investor Relations

(847) 929-1200

investor@permapipe.com

Perma-Pipe International Holdings, Inc. Announces the Appointment of Nancy Zakhour and Saleh Sagr to its Board of Directors

THE WOODLANDS, Texas, April 7, 2026 – Perma-Pipe International Holdings, Inc. (Nasdaq: PPIH), a global leader in pre-insulated piping and leak detection systems, today announced the appointment of Nancy Zakhour and Saleh Sagr to its Board of Directors, effective April 8, 2026. Ms. Zakhour will serve as an independent director and a member of the Board’s Audit, Compensation, and Nominating and Corporate Governance Committees. Mr. Sagr will serve as a director.

Ms. Zakhour is a dynamic energy executive with experience in renewable energy, oil and gas, and investment banking, bringing a uniquely integrated perspective on the evolving global energy landscape. She currently serves as Chief Commercial Officer at Clean Energy Services, where she leads corporate strategy and commercial execution across battery storage and solar initiatives. In addition, she is a Venture Partner at Ascent Energy Ventures and an MBA Lecturer at Rice University.

Prior to her current roles, Ms. Zakhour served as an Investment Banker in the Energy & Power group at Piper Sandler, advising clients on complex financial and strategic transactions. Earlier, she held leadership roles at Oxy Low Carbon Ventures (1PointFive), where she advanced commercial deployment of Direct Air Capture (DAC) and Carbon Capture, Utilization and Storage (CCUS) projects across the United States. She also served as Well Design Lead for Occidental Petroleum’s Permian Delaware division, managing multidisciplinary teams responsible for drilling, completion and production engineering across more than one million acres.

Ms. Zakhour began her career with Schlumberger, gaining extensive technical and international field experience across North America, Asia, North Africa and Russia. She later held engineering and advisory roles at Callon Petroleum, further strengthening her operational and strategic capabilities.

She holds a Bachelor of Engineering in Electrical and Computer Engineering from the American University of Beirut and an MBA from Rice University. She is the recipient of the Society of Petroleum Engineers (SPE) Regional Completions Optimization and Technology Award and Hart Energy’s 40 Under Forty Award and has authored numerous technical publications.

“We are pleased to welcome Nancy to our Board,” said Jon Biro, Chairman of the Board. “Her deep technical expertise combined with her commercial and strategic leadership in both traditional and emerging energy sectors will be invaluable as we continue to position Perma-Pipe for long-term growth.” President and Chief Executive Officer Saleh Sagr added, “Nancy’s appointment reflects our commitment to strengthening the Board with forward-looking, diverse perspectives aligned with the global energy transition. Her experience across carbon management, renewables and capital markets will support our strategic priorities and enhance shareholder value.”

The Board also appointed Saleh Sagr, the Company’s President and Chief Executive Officer, to serve as a member of the Board effective immediately. As an executive officer of the Company, Mr. Sagr is not an independent director under Nasdaq standards and will not serve on any of the Board’s standing committees.

Mr. Sagr, age 56, has served as President and CEO since June 7, 2025, after joining Perma‑Pipe in 2019 and progressing through senior leadership roles overseeing operations across the Middle East, India, and Egypt. He brings more than 30 years of experience in pipeline coating, industrial manufacturing, and international operations.

“We are pleased to welcome Saleh to our Board,” said Jon Biro, Chairman of the Board. “His first year as President & CEO of Perm-Pipe has been outstanding and this appointment recognizes this accomplishment. His addition adds another strong member to help guide the organization for continued success and long-term growth.” President and Chief Executive Officer Saleh Sagr added, “I am honored by the Board’s appointment and recognition of the positive impact our team is having on the performance of the company.”

Perma-Pipe International Holdings, Inc.

Perma-Pipe International Holdings, Inc. (Nasdaq: PPIH) is a global leader in pre-insulated piping and leak detection systems for oil and gas, district heating and cooling, and other applications. It uses its extensive engineering and fabrication expertise to develop piping solutions that solve complex challenges regarding the safe and efficient transportation of many types of liquids. In total, Perma-Pipe has operations at thirteen locations in seven countries.

Forward-Looking Statements

Certain statements and other information contained in this press release that can be identified by the use of forward-looking terminology constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby, including, without limitation, statements regarding the expected future performance and operations of the Company. These statements should be considered as subject to the many risks and uncertainties that exist in the Company's operations and business environment. Such risks and uncertainties include, but are not limited to, the following: (i) the impact of public health crises on the Company's results of operations, financial condition and cash flows; (ii) fluctuations in the price of oil and natural gas and its impact on the customer order volume for the Company's products; (iii) the Company's ability to comply with all covenants in its credit facilities; (iv) the Company’s ability to repay its debt and renew expiring international credit facilities; (v) the Company’s ability to effectively execute its strategic plan and achieve profitability and positive cash flows; (vi) the impact of global economic weakness and volatility; (vii) fluctuations in steel prices and the Company’s ability to offset increases in steel prices through price increases in its products; (viii) the timing of order receipt, execution, delivery and acceptance for the Company’s products; (ix) decreases in government spending on projects using the Company’s products, and challenges to the Company’s non-government customers’ liquidity and access to capital funds; (x) the Company’s ability to successfully negotiate progress-billing arrangements for its large contracts; (xi) aggressive pricing by existing competitors and the entrance of new competitors in the markets in which the Company operates; (xii) the Company’s ability to purchase raw materials at favorable prices and to maintain beneficial relationships with its suppliers; (xiii) the Company’s ability to manufacture products free of latent defects and to recover from suppliers who may provide defective materials to the Company; (xiv) reductions or cancellations of orders included in the Company’s backlog; (xv) the Company's ability to collect an account receivable related to a project in the Middle East; (xvi) risks and uncertainties related to the Company's international business operations; (xvii) the Company’s ability to attract and retain senior management and key personnel; (xviii) the Company’s ability to achieve the expected benefits of its growth initiatives; (xix) the Company’s ability to interpret changes in tax regulations and legislation; (xx) the Company's ability to use its net operating loss carryforwards; (xxi) reversals of previously recorded revenue and profits resulting from inaccurate estimates made in connection with the Company’s percentage-of-completion revenue recognition; (xxii) the Company’s failure to establish and maintain effective internal control over financial reporting; and (xxiii) the impact of cybersecurity threats on the Company’s information technology systems. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at https://www.sec.gov and under the Investor Center section of our website (http://investors.permapipe.com).

Perma-Pipe International Holdings, Inc.

Saleh Sagr, President and CEO

Perma-Pipe Investor Relations

investor@permapipe.com

847.929.1200

Source: Perma-Pipe International Holdings, Inc.